Exhibit 99.1

    NASDAQ: WASH
Contact: Elizabeth B. Eckel
SVP, Chief Marketing & Corporate Communications Officer
Telephone: (401) 348-1309
E-mail: ebeckel@washtrust.com
Date: October 24, 2022
FOR IMMEDIATE RELEASE

Washington Trust Reports Third Quarter 2022 Earnings

WESTERLY, R.I., October 24, 2022 (PR NEWSWIRE)…Washington Trust Bancorp, Inc. (Nasdaq: WASH), parent company of The Washington Trust Company, today announced third quarter 2022 net income of $18.7 million, or $1.08 per diluted share, compared to net income of $20.0 million, or $1.14 per diluted share, for the second quarter of 2022.

“Washington Trust reported solid third quarter results, a testament to our diversified business model,” stated Edward O. Handy III, Washington Trust Chairman and Chief Executive Officer. “We remain committed to our customers and expanding our presence within our geographic footprint. During the quarter, we opened a new commercial lending office in New Haven, Connecticut, opened a new full-service branch in Cumberland, Rhode Island and recently announced our intention to open three new branches in Rhode Island in 2023.”

Selected financial highlights for the third quarter include:
•Returns on average equity and average assets for the third quarter were 15.16% and 1.19%, respectively, compared to 16.11% and 1.37%, respectively, for the preceding quarter.
•Net interest income totaled an all-time quarterly record of $42.0 million in the third quarter, up by $4.5 million, or 12%, from the preceding quarter, reflecting the impact of rising market interest rates.
•Asset and credit quality metrics remain strong. In the third quarter, a provision for credit losses (or a charge) of $800 thousand was recognized, compared to a negative provision (or a benefit) of $3.0 million recognized in the preceding quarter.
•Total loans amounted to an all-time high of $4.8 billion, up by $369 million, or 8%, from the end of the preceding quarter, reflecting strong loan growth in both the commercial and residential real estate loan portfolios.
•In-market deposits (total deposits less wholesale brokered deposits) amounted to $4.6 billion at September 30, 2022, up by $79 million, or 2%, from the end of the preceding quarter and up by $324 million, or 8%, from the balance at September 30, 2021.

Washington Trust
October 24, 2022
Net Interest Income
Net interest income was $42.0 million for the third quarter of 2022, up by $4.5 million, or 12%, from the second quarter of 2022. The net interest margin was 2.82% for the third quarter, up by 11 basis points from the preceding quarter. Linked quarter changes included:
•Average interest-earning assets increased by $365 million, largely reflecting an increase of $305 million in average loans. The yield on interest-earning assets for the third quarter was 3.49%, up by 46 basis points from the preceding quarter, reflecting the impact of higher market interest rates.
•Average interest-bearing liabilities increased by $318 million. Average in-market deposits declined by $120 million, while average wholesale funding balances increased by $438 million to fund loan growth. The cost of interest-bearing liabilities for the third quarter of 2022 was 0.86%, up by 44 basis points from the preceding quarter, reflecting higher rates paid on wholesale funding sources and money market accounts.

Noninterest Income
Noninterest income totaled $15.8 million for the third quarter of 2022, down modestly by $49 thousand, or 0.3%, from the second quarter of 2022. Linked quarter changes included:
•Wealth management revenues amounted to $9.5 million in the third quarter of 2022, down by $541 thousand, or 5%, on a linked quarter basis. This included a decrease of $339 thousand, or 4%, in asset-based revenues and a decrease of $202 thousand, or 48%, in transaction-based revenues. The linked quarter decline in transaction-based revenues was mainly due to lower tax servicing fee income in the third quarter, as this income is concentrated in the first half of the year.
Wealth management assets under administration ("AUA") amounted to $6.3 billion at September 30, 2022, down by $327 million, or 5%, from June 30, 2022. The decrease reflected net investment depreciation of $240 million and net client asset outflows of $87 million in the third quarter of 2022. The average balance of AUA for the third quarter of 2022 decrease by approximately $337 million, or 5%, from the average balance for the preceding quarter.
Recently, four client-facing advisors in our registered investment adviser subsidiary resigned. As a result, Washington Trust could experience an increased level of client asset outflows in upcoming months.
•Mortgage banking revenues totaled $2.0 million for the third quarter of 2022, down modestly by $35 thousand, or 2%, from the second quarter of 2022, largely reflecting both a lower volume of loans sold and a decline in the sales yield on loans sold to the secondary market.
•Loan related derivative income was $1.0 million in the third quarter of 2022, up by $372 thousand, or 56%, from the preceding quarter, reflecting an increase in commercial borrower interest rate derivative transactions.

Noninterest Expense
Noninterest expense totaled $33.1 million for the third quarter of 2022, up by $2.0 million, or 6%, from the second quarter of 2022. Linked quarter changes included:
•Salaries and employee benefits expense, the largest component of noninterest expense, amounted to $21.6 million for the third quarter of 2022, up by $1.2 million, or 6%, from the preceding quarter, largely reflecting adjustments to performance-based compensation accruals.

Washington Trust
October 24, 2022
•The remaining increase in noninterest expense reflects modest increases across a variety of other noninterest expense categories.

Income Tax
Income tax expense totaled $5.3 million for the third quarter of 2022, down by $23 thousand from the preceding quarter. The effective tax rate for the third quarter of 2022 was 22.1%, compared to 21.1% in the preceding quarter. Based on current federal and applicable state income statutes, the Corporation currently expects its full-year 2022 effective tax rate to be approximately 21.5%.

Investment Securities
The securities portfolio totaled $983 million at September 30, 2022, down by $38 million, or 4%, from June 30, 2022, reflecting a temporary decline in fair value of available for sale securities and routine pay-downs on mortgage-backed securities, partially offset by purchases of U.S. government agency and U.S. government-sponsored debt securities, including mortgage-backed securities. Purchases of debt securities in the third quarter 2022 totaled $47 million, with a weighted average yield of 4.24%. The securities portfolio represented 15% of total assets at September 30, 2022, compared to 17% of total assets at June 30, 2022.

Loans
Total loans amounted to $4.8 billion at September 30, 2022, up by $369 million, or 8%, from the end of the preceding quarter. Linked quarter changes included:
•Commercial loans increased by $186 million, or 8%, from June 30, 2022, reflecting originations and advances of approximately $286 million, partially offset by payoffs and pay-downs of approximately $100 million.
•Residential real estate loans increased by $178 million, or 9%, from June 30, 2022. In the third quarter of 2022, residential real estate loans originated for portfolio amounted to $225 million, down by $39 million, or 15%, from the preceding quarter.
•The consumer loan portfolio increased by $6 million, or 2%, from the balance at June 30, 2022, due to growth in home equity lines and loans.

Deposits and Borrowings
At September 30, 2022, in-market deposits, which exclude wholesale brokered deposits, amounted to $4.6 billion, up by $79 million, or 2%, from the end of the preceding quarter. This included seasonal inflows of various institutional and governmental depositors based on their underlying business cycles. Wholesale brokered deposits amounted to $443 million, down by $16 million, or 3%, from June 30, 2022. Total deposits amounted to $5.1 billion at September 30, 2022, up by $63 million, or 1%, from the end of the preceding quarter.

FHLB advances totaled $700 million at September 30, 2022, up by $372 million, or 113%, from June 30, 2022, as higher levels of wholesale funding were utilized to fund balance sheet growth.

Washington Trust
October 24, 2022
Asset Quality
Total nonaccrual loans amounted to $12.1 million, or 0.25% of total loans, at September 30, 2022, down from $12.4 million, or 0.28% of total loans, at June 30, 2022. Total past due loans amounted to $7.5 million, or 0.16% of total loans, at September 30, 2022, down from $8.6 million, or 0.19% of total loans, at June 30, 2022.

The allowance for credit losses ("ACL") on loans amounted to $36.9 million, or 0.76% of total loans, at September 30, 2022, compared to $36.3 million, or 0.81% of total loans, at June 30, 2022. The ACL on unfunded commitments, included in other liabilities on the Consolidated Balance Sheets, amounted to $2.4 million at September 30, 2022, compared to $2.2 million at June 30, 2022.

There was a positive $800 thousand provision for credit losses (or a charge) recognized in the third quarter of 2022, compared to a negative $3.0 million provision for credit losses (or a benefit) recognized in the preceding quarter. The provision for credit losses in the third quarter of 2022 reflected loan growth, our current estimate of forecasted economic conditions and strong asset and credit quality metrics. In the third quarter of 2022, net charge-offs of $54 thousand were recognized, compared to net recoveries of $10 thousand in the preceding quarter.

Capital and Dividends
Total shareholders' equity was $432.3 million at September 30, 2022, down by $44.4 million, or 9%, from June 30, 2022. The decline was largely due to a decrease of $53.7 million in the accumulated other comprehensive income component of shareholders' equity, reflecting a temporary decrease in the fair value of available for sale securities. In addition, the change in shareholders' equity also included $9.4 million in dividend declarations, partially offset by net income of $18.7 million.

In the third quarter of 2022, Washington Trust repurchased 18,754 shares, at an average price of $47.79 and a total cost of $896 thousand, under its stock repurchase program.

Capital levels at September 30, 2022 exceeded the regulatory minimum levels to be considered well capitalized, with a total risk-based capital ratio of 12.65% at September 30, 2022, compared to 13.51% at June 30, 2022. Book value per share was $25.17 at September 30, 2022, compared to $27.73 at June 30, 2022.

The Board of Directors declared a quarterly dividend of 54 cents per share for the quarter ended September 30, 2022. The dividend was paid on October 7, 2022 to shareholders of record on October 3, 2022.

Conference Call
Washington Trust will host a conference call to discuss its third quarter results, business highlights and outlook on Tuesday, October 25, 2022 at 8:30 a.m. (Eastern Time). Individuals may dial in to the call at 1-844-200-6205 and enter Access Code 898026. An audio replay of the call will be available, shortly after the conclusion of the call, by dialing 1-866-813-9403 and entering the Replay Access Code 135067. The audio replay will be available through November 8, 2022. Also, a webcast of the call will be posted in the Investor Relations section of Washington Trust's website, https://ir.washtrust.com, and will be available through December 31, 2022.

Washington Trust
October 24, 2022
Background
Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company. Founded in 1800, Washington Trust is the oldest community bank in the nation, the largest state-chartered bank headquartered in Rhode Island and one of the Northeast's premier financial services companies. Washington Trust offers a full range of financial services, including commercial banking, mortgage banking, personal banking and wealth management and trust services through its offices located in Rhode Island, Connecticut and Massachusetts. The Corporation’s common stock trades on NASDAQ under the symbol WASH. Investor information is available on the Corporation’s website at https://ir.washtrust.com.

Forward-Looking Statements
This press release contains statements that are “forward-looking statements.” We may also make forward-looking statements in other documents we file with the U.S. Securities and Exchange Commission ("SEC"), in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters. You should not rely on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. These risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include the following:
•changes in political, business and economic conditions, including inflation;
•interest rate changes or volatility, as well as changes in the balance and mix of loans and deposits;
•changes in loan demand and collectability;
•the possibility that future credit losses are higher than currently expected due to changes in economic assumptions or adverse economic developments;
•ongoing volatility in national and international financial markets;
•reductions in the market value or outflows of wealth management AUA;
•decreases in the value of securities and other assets;
•increases in defaults and charge-off rates;
•changes in the size and nature of our competition;
•changes in legislation or regulation and accounting principles, policies and guidelines;
•operational risks including, but not limited to, changes in information technology, cybersecurity incidents, fraud, natural disasters, war, terrorism, civil unrest, the ongoing COVID-19 pandemic, and future pandemics;
•reputational risks; and
•changes in the assumptions used in making such forward-looking statements.

In addition, the factors described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as updated by our Quarterly Reports on Form 10-Q and other filings submitted to the SEC, may result in these differences. You should carefully review all of these factors and you should be aware that there may be other factors that could cause these differences. These forward-looking statements were based on information, plans and estimates at the date of this report, and we assume no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Supplemental Information - Explanation of Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. Washington Trust's management believes that the supplemental non-GAAP information, which consists of measurements and ratios based on tangible equity and tangible assets, is utilized by regulators and market analysts to evaluate a company's financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

Washington Trust Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; Dollars in thousands)

	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021
Assets:
Cash and due from banks	$130,066	$95,544	$224,807	$175,259	$297,039
Short-term investments	2,773	3,079	3,289	3,234	3,349
Mortgage loans held for sale, at fair value	24,054	22,656	15,612	40,196	48,705
Available for sale debt securities, at fair value	982,573	1,020,469	1,008,184	1,042,859	1,045,833
Federal Home Loan Bank stock, at cost	32,940	16,300	8,452	13,031	15,094
Loans:
Total loans	4,848,873	4,479,822	4,283,852	4,272,925	4,286,404
Less: allowance for credit losses on loans	36,863	36,317	39,236	39,088	41,711
Net loans	4,812,010	4,443,505	4,244,616	4,233,837	4,244,693
Premises and equipment, net	30,152	29,694	28,878	28,908	28,488
Operating lease right-of-use assets	27,788	28,098	28,816	26,692	27,518
Investment in bank-owned life insurance	101,491	100,807	93,192	92,592	92,974
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	4,766	4,981	5,198	5,414	5,631
Other assets	195,529	153,849	123,046	125,196	129,410
Total assets	$6,408,051	$5,982,891	$5,847,999	$5,851,127	$6,002,643
Liabilities:
Deposits:
Noninterest-bearing deposits	$938,572	$888,981	$911,990	$945,229	$950,974
Interest-bearing deposits	4,131,285	4,117,648	4,215,960	4,034,822	4,107,168
Total deposits	5,069,857	5,006,629	5,127,950	4,980,051	5,058,142
Federal Home Loan Bank advances	700,000	328,000	55,000	145,000	222,592
Junior subordinated debentures	22,681	22,681	22,681	22,681	22,681
Operating lease liabilities	30,189	30,491	31,169	29,010	29,810
Other liabilities	153,050	118,456	98,007	109,577	114,100
Total liabilities	5,975,777	5,506,257	5,334,807	5,286,319	5,447,325
Shareholders’ Equity:
Common stock	1,085	1,085	1,085	1,085	1,085
Paid-in capital	127,055	126,079	127,355	126,511	126,265
Retained earnings	485,163	475,889	465,295	458,310	447,566
Accumulated other comprehensive (loss) income	(171,755)	(118,041)	(79,451)	(19,981)	(18,128)
Treasury stock, at cost	(9,274)	(8,378)	(1,092)	(1,117)	(1,470)
Total shareholders’ equity	432,274	476,634	513,192	564,808	555,318
Total liabilities and shareholders’ equity	$6,408,051	$5,982,891	$5,847,999	$5,851,127	$6,002,643

Washington Trust Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; Dollars and shares in thousands, except per share amounts)
	For the Three Months Ended					For the Nine Months Ended
	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Sep 30, 2022	Sep 30, 2021
Interest income:
Interest and fees on loans	$45,125	$36,602	$33,930	$36,882	$35,691	$115,657	$104,670
Interest on mortgage loans held for sale	361	258	232	387	298	851	1,144
Taxable interest on debt securities	6,061	4,918	4,230	3,929	3,683	15,209	10,366
Dividends on Federal Home Loan Bank stock	88	63	67	98	95	218	338
Other interest income	503	188	78	60	56	769	121
Total interest and dividend income	52,138	42,029	38,537	41,356	39,823	132,704	116,639
Interest expense:
Deposits	6,656	3,963	3,103	2,977	2,789	13,722	9,413
Federal Home Loan Bank advances	3,234	413	244	547	872	3,891	3,253
Junior subordinated debentures	206	138	99	92	92	443	278
Total interest expense	10,096	4,514	3,446	3,616	3,753	18,056	12,944
Net interest income	42,042	37,515	35,091	37,740	36,070	114,648	103,695
Provision for credit losses	800	(3,000)	100	(2,822)	—	(2,100)	(2,000)
Net interest income after provision for credit losses	41,242	40,515	34,991	40,562	36,070	116,748	105,695
Noninterest income:
Wealth management revenues	9,525	10,066	10,531	10,504	10,455	30,122	30,778
Mortgage banking revenues	2,047	2,082	3,501	4,332	6,373	7,630	24,294
Card interchange fees	1,287	1,303	1,164	1,282	1,265	3,754	3,714
Service charges on deposit accounts	819	763	668	766	673	2,250	1,917
Loan related derivative income	1,041	669	301	1,972	728	2,011	2,370
Income from bank-owned life insurance	684	615	601	1,144	618	1,900	1,781
Other income	400	354	393	307	408	1,147	2,233
Total noninterest income	15,803	15,852	17,159	20,307	20,520	48,814	67,087
Noninterest expense:
Salaries and employee benefits	21,609	20,381	21,002	21,524	22,162	62,992	65,771
Outsourced services	3,552	3,375	3,242	3,585	3,294	10,169	9,711
Net occupancy	2,234	2,174	2,300	2,145	2,134	6,708	6,304
Equipment	939	938	918	959	977	2,795	2,946
Legal, audit and professional fees	693	677	770	817	767	2,140	2,042
FDIC deposit insurance costs	430	402	366	391	482	1,198	1,201
Advertising and promotion	799	724	351	502	559	1,874	1,341
Amortization of intangibles	215	216	217	216	223	648	674
Debt prepayment penalties	—	—	—	2,700	—	—	4,230
Other expenses	2,596	2,190	2,053	2,380	1,922	6,839	6,025
Total noninterest expense	33,067	31,077	31,219	35,219	32,520	95,363	100,245
Income before income taxes	23,978	25,290	20,931	25,650	24,070	70,199	72,537
Income tax expense	5,310	5,333	4,448	5,462	5,319	15,091	15,855
Net income	$18,668	$19,957	$16,483	$20,188	$18,751	$55,108	$56,682

Net income available to common shareholders	$18,615	$19,900	$16,429	$20,128	$18,697	$54,944	$56,520

Weighted average common shares outstanding:
Basic	17,174	17,303	17,331	17,328	17,320	17,269	17,303
Diluted	17,298	17,414	17,482	17,469	17,444	17,389	17,451
Earnings per common share:
Basic	$1.08	$1.15	$0.95	$1.16	$1.08	$3.18	$3.27
Diluted	$1.08	$1.14	$0.94	$1.15	$1.07	$3.16	$3.24

Cash dividends declared per share	$0.54	$0.54	$0.54	$0.54	$0.52	$1.62	$1.56

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(Unaudited; Dollars and shares in thousands, except per share amounts)

	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021
Share and Equity Related Data:
Book value per share	$25.17	$27.73	$29.61	$32.59	$32.06
Tangible book value per share - Non-GAAP (1)	$21.17	$23.72	$25.62	$28.59	$28.05
Market value per share	$46.48	$48.37	$52.50	$56.37	$52.98
Shares issued at end of period	17,363	17,363	17,363	17,363	17,363
Shares outstanding at end of period	17,171	17,190	17,332	17,331	17,320

Capital Ratios (2):
Tier 1 risk-based capital	11.97%	12.78%	13.32%	13.24%	13.01%
Total risk-based capital	12.65%	13.51%	14.15%	14.01%	13.83%
Tier 1 leverage ratio	8.99%	9.42%	9.46%	9.36%	9.12%
Common equity tier 1	11.50%	12.28%	12.79%	12.71%	12.47%

Balance Sheet Ratios:
Equity to assets	6.75%	7.97%	8.78%	9.65%	9.25%
Tangible equity to tangible assets - Non-GAAP (1)	5.74%	6.89%	7.68%	8.57%	8.19%
Loans to deposits (3)	95.4%	89.2%	83.1%	85.8%	84.9%

						For the Nine Months Ended
	For the Three Months Ended
	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Sep 30, 2022	Sep 30, 2021
Performance Ratios (4):
Net interest margin (5)	2.82%	2.71%	2.57%	2.71%	2.58%	2.71%	2.55%
Return on average assets (net income divided by average assets)	1.19%	1.37%	1.14%	1.36%	1.26%	1.23%	1.30%
Return on average tangible assets - Non-GAAP (1)	1.20%	1.39%	1.15%	1.38%	1.27%	1.25%	1.32%
Return on average equity (net income available for common shareholders divided by average equity)	15.16%	16.11%	12.04%	14.34%	13.37%	14.35%	13.93%
Return on average tangible equity - Non-GAAP (1)	17.65%	18.71%	13.77%	16.39%	15.29%	16.59%	15.98%
Efficiency ratio (6)	57.2%	58.2%	59.7%	60.7%	57.5%	58.3%	58.7%
(1)See the section labeled “Supplemental Information - Calculation of Non-GAAP Financial Measures” at the end of this document.
(2)Estimated for September 30, 2022 and actuals for prior periods.
(3)Period-end balances of net loans and mortgage loans held for sale as a percentage of total deposits.
(4)Annualized based on the actual number of days in the period.
(5)Fully taxable equivalent (FTE) net interest income as a percentage of average-earnings assets.
(6)Total noninterest expense as percentage of total revenues (net interest income and noninterest income).

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(Unaudited; Dollars in thousands)

	For the Three Months Ended					For the Nine Months Ended
	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Sep 30, 2022	Sep 30, 2021
Wealth Management Results
Wealth Management Revenues:
Asset-based revenues	$9,302	$9,641	$10,211	$10,417	$10,224	$29,154	$29,798
Transaction-based revenues	223	425	320	87	231	968	980
Total wealth management revenues	$9,525	$10,066	$10,531	$10,504	$10,455	$30,122	$30,778

Assets Under Administration (AUA):
Balance at beginning of period	$6,650,097	$7,492,893	$7,784,211	$7,443,396	$7,441,519	$7,784,211	$6,866,737
Net investment (depreciation) appreciation & income	(239,762)	(816,290)	(388,733)	358,796	(4,830)	(1,444,785)	572,506
Net client asset (outflows) inflows	(87,578)	(26,506)	97,415	(17,981)	6,707	(16,669)	4,153
Balance at end of period	$6,322,757	$6,650,097	$7,492,893	$7,784,211	$7,443,396	$6,322,757	$7,443,396

Percentage of AUA that are managed assets	91%	91%	92%	92%	91%	91%	91%

Mortgage Banking Results
Mortgage Banking Revenues:
Realized gains on loan sales, net (1)	$1,718	$1,917	$3,327	$5,695	$5,750	$6,962	$28,057
Changes in fair value, net (2)	(226)	(330)	(242)	(1,594)	467	(798)	(3,964)
Loan servicing fee income, net (3)	555	495	416	231	156	1,466	201
Total mortgage banking revenues	$2,047	$2,082	$3,501	$4,332	$6,373	$7,630	$24,294

Residential Mortgage Loan Originations:
Originations for retention in portfolio (4)	$225,132	$263,762	$164,401	$174,438	$205,293	$653,295	$581,905
Originations for sale to secondary market (5)	77,242	86,459	106,619	188,735	190,702	270,320	744,589
Total mortgage loan originations	$302,374	$350,221	$271,020	$363,173	$395,995	$923,615	$1,326,494

Residential Mortgage Loans Sold:
Sold with servicing rights retained	$34,659	$23,478	$14,627	$21,180	$108,445	$72,764	$570,370
Sold with servicing rights released (5)	40,665	56,263	115,501	175,818	65,416	212,429	186,068
Total mortgage loans sold	$75,324	$79,741	$130,128	$196,998	$173,861	$285,193	$756,438
(1)Includes gains on loan sales, commission income on loans originated for others, servicing right gains, and gains (losses) on forward loan commitments.
(2)Represents fair value changes on mortgage loans held for sale and forward loan commitments.
(3)Represents loan servicing fee income, net of servicing right amortization and valuation adjustments.
(4)Includes the full commitment amount of homeowner construction loans.
(5)Includes brokered loans (loans originated for others).

Washington Trust Bancorp, Inc. and Subsidiaries
END OF PERIOD LOAN COMPOSITION
(Unaudited; Dollars in thousands)

	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021
Loans:
Commercial real estate (1)	$1,762,687	$1,609,618	$1,628,620	$1,639,062	$1,661,785
Commercial & industrial	652,758	620,270	614,892	641,555	682,774
Total commercial	2,415,445	2,229,888	2,243,512	2,280,617	2,344,559

Residential real estate (2)	2,144,098	1,966,341	1,777,974	1,726,975	1,672,364

Home equity	273,742	267,785	246,097	247,697	249,874
Other	15,588	15,808	16,269	17,636	19,607
Total consumer	289,330	283,593	262,366	265,333	269,481
Total loans	$4,848,873	$4,479,822	$4,283,852	$4,272,925	$4,286,404
(1)Commercial real estate loans consist of commercial mortgages and construction and development loans. Commercial mortgages are loans secured by income producing property.
(2)Residential real estate loans consist of mortgage and homeowner construction loans secured by one- to four-family residential properties.

	September 30, 2022			December 31, 2021
	Count	Balance	% of Total	Count	Balance	% of Total
Commercial Real Estate Portfolio Segmentation:
Retail	109	$441,631	25%	121	$389,487	24%
Multi-family dwelling	123	429,796	24	127	474,229	29
Office	55	253,816	14	57	216,602	13
Hospitality	32	196,503	11	31	184,990	11
Industrial and warehouse	39	176,081	10	35	137,254	8
Healthcare	15	138,475	8	13	128,189	8
Commercial mixed use	20	43,235	2	20	38,978	2
Other	36	83,150	6	36	69,333	5
Commercial real estate loans	429	$1,762,687	100%	440	$1,639,062	100%

Commercial & Industrial Portfolio Segmentation:
Healthcare and social assistance	70	$194,128	30%	101	$174,376	27%
Owner occupied and other real estate	162	71,431	11	185	72,957	11
Manufacturing	54	55,489	9	65	55,341	9
Transportation and warehousing	20	50,597	8	31	35,064	5
Retail	55	49,365	8	79	47,290	7
Educational services	20	48,208	7	28	52,211	8
Finance and insurance	58	31,579	5	59	31,279	5
Entertainment and recreation	24	26,050	4	37	32,087	5
Information	8	22,258	3	14	25,045	4
Accommodation and food services	49	17,499	3	114	28,320	4
Professional, scientific and technical	37	6,357	1	69	8,912	1
Public administration	12	4,223	1	16	5,441	1
Other	164	75,574	10	281	73,232	13
Commercial & industrial loans	733	$652,758	100%	1,079	$641,555	100%

Washington Trust Bancorp, Inc. and Subsidiaries
END OF PERIOD LOAN AND DEPOSIT COMPOSITION
(Unaudited; Dollars in thousands)

	September 30, 2022		December 31, 2021
	Balance	% of Total	Balance	% of Total
Commercial Real Estate Loans by Property Location:
Connecticut	$674,816	38%	$643,182	39%
Massachusetts	529,364	30	464,018	28
Rhode Island	396,869	23	408,496	25
Subtotal	1,601,049	91	1,515,696	92
All other states	161,638	9	123,366	8
Total commercial real estate loans	$1,762,687	100%	$1,639,062	100%

Residential Real Estate Loans by Property Location:
Massachusetts	$1,552,728	72%	$1,207,789	70%
Rhode Island	423,070	20	365,831	21
Connecticut	143,701	7	132,430	8
Subtotal	2,119,499	99	1,706,050	99
All other states	24,599	1	20,925	1
Total residential real estate loans	$2,144,098	100%	$1,726,975	100%

	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021
Deposits:
Noninterest-bearing demand deposits	$938,572	$888,981	$911,990	$945,229	$950,974
Interest-bearing demand deposits (in-market)	273,231	258,451	248,914	251,032	238,317
NOW accounts	869,984	887,678	893,603	867,138	817,937
Money market accounts	1,146,826	1,139,676	1,295,339	1,072,864	1,046,324
Savings accounts	600,568	572,251	566,461	555,177	540,306
Time deposits (in-market)	797,505	800,898	809,858	773,383	709,288
In-market deposits	4,626,686	4,547,935	4,726,165	4,464,823	4,303,146
Wholesale brokered demand deposits	31,044	31,003	—	—	—
Wholesale brokered time deposits	412,127	427,691	401,785	515,228	754,996
Wholesale brokered deposits	443,171	458,694	401,785	515,228	754,996
Total deposits	$5,069,857	$5,006,629	$5,127,950	$4,980,051	$5,058,142

Washington Trust Bancorp, Inc. and Subsidiaries
CREDIT & ASSET QUALITY DATA
(Unaudited; Dollars in thousands)

	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021
Asset Quality Ratios:
Nonperforming assets to total assets	0.19%	0.21%	0.22%	0.24%	0.18%
Nonaccrual loans to total loans	0.25%	0.28%	0.29%	0.33%	0.26%
Total past due loans to total loans	0.16%	0.19%	0.16%	0.24%	0.22%
Allowance for credit losses on loans to nonaccrual loans	304.10%	292.55%	311.67%	275.21%	380.02%
Allowance for credit losses on loans to total loans	0.76%	0.81%	0.92%	0.91%	0.97%

Nonperforming Assets:
Commercial real estate	$—	$—	$—	$—	$—
Commercial & industrial	—	—	—	—	—
Total commercial	—	—	—	—	—
Residential real estate	11,700	11,815	11,916	13,576	10,321
Home equity	422	599	673	627	655
Other consumer	—	—	—	—	—
Total consumer	422	599	673	627	655
Total nonaccrual loans	12,122	12,414	12,589	14,203	10,976
Other real estate owned	—	—	—	—	—
Total nonperforming assets	$12,122	$12,414	$12,589	$14,203	$10,976

Past Due Loans (30 days or more past due):
Commercial real estate	$—	$—	$—	$—	$—
Commercial & industrial	4	7	108	3	2
Total commercial	4	7	108	3	2
Residential real estate	7,256	7,794	6,467	9,622	8,698
Home equity	252	728	431	765	824
Other consumer	17	28	30	21	24
Total consumer	269	756	461	786	848
Total past due loans	$7,529	$8,557	$7,036	$10,411	$9,548

Accruing loans 90 days or more past due	$—	$—	$—	$—	$—
Nonaccrual loans included in past due loans	$7,059	$6,817	$5,707	$9,359	$6,930

Troubled Debt Restructurings ("TDR"):
Accruing TDRs	$7,214	$9,607	$16,303	$16,328	$7,979
Nonaccrual TDRs	2,890	2,906	2,789	2,819	1,732
Total TDRs	$10,104	$12,513	$19,092	$19,147	$9,711

Washington Trust Bancorp, Inc. and Subsidiaries
CREDIT & ASSET QUALITY DATA
(Unaudited; Dollars in thousands)
	For the Three Months Ended					For the Nine Months Ended
	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Sep 30, 2022	Sep 30, 2021
Nonaccrual Loan Activity:
Balance at beginning of period	$12,414	$12,589	$14,203	$10,976	$10,481	$14,203	$13,197
Additions to nonaccrual status	521	158	427	3,959	2,583	1,106	3,854
Loans returned to accruing status	(400)	(236)	(63)	(339)	—	(699)	(877)
Loans charged-off	(63)	(23)	(36)	(31)	(249)	(122)	(630)
Payments, payoffs and other changes	(350)	(74)	(1,942)	(362)	(1,839)	(2,366)	(4,568)
Balance at end of period	$12,122	$12,414	$12,589	$14,203	$10,976	$12,122	$10,976

Allowance for Credit Losses on Loans:
Balance at beginning of period	$36,317	$39,236	$39,088	$41,711	$41,879	$39,088	$44,106
Provision for credit losses on loans (1)	600	(2,929)	—	(2,650)	—	(2,329)	(1,951)
Charge-offs	(63)	(23)	(36)	(33)	(249)	(122)	(630)
Recoveries	9	33	184	60	81	226	186
Balance at end of period	$36,863	$36,317	$39,236	$39,088	$41,711	$36,863	$41,711

Allowance for Credit Losses on Unfunded Commitments:
Balance at beginning of period	$2,190	$2,261	$2,161	$2,333	$2,333	$2,161	$2,382
Provision for credit losses on unfunded commitments (1)	200	(71)	100	(172)	—	229	(49)
Balance at end of period (2)	$2,390	$2,190	$2,261	$2,161	$2,333	$2,390	$2,333
(1)    Included in provision for credit losses in the Consolidated Statements of Income.
(2)     Included in other liabilities in the Consolidated Balance Sheets.

	For the Three Months Ended					For the Nine Months Ended
	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Sep 30, 2022	Sep 30, 2021
Net Loan Charge-Offs (Recoveries):
Commercial real estate	$—	$—	($145)	$—	$—	($145)	$—
Commercial & industrial	9	(11)	(1)	(35)	(2)	(3)	301
Total commercial	9	(11)	(146)	(35)	(2)	(148)	301
Residential real estate	—	—	(21)	(4)	52	(21)	22
Home equity	—	(2)	(2)	(12)	110	(4)	104
Other consumer	45	3	21	24	8	69	17
Total consumer	45	1	19	12	118	65	121
Total	$54	($10)	($148)	($27)	$168	($104)	$444

Net charge-offs (recoveries) to average loans - annualized	—%	—%	(0.01%)	—%	0.02%	—%	0.01%

The following table presents average balance and interest rate information. Tax-exempt income is converted to a fully taxable equivalent (“FTE”) basis using the statutory federal income tax rate adjusted for applicable state income taxes net of the related federal tax benefit. Unrealized gains (losses) on available for sale securities and changes in fair value on mortgage loans held for sale are excluded from the average balance and yield calculations. Nonaccrual loans, as well as interest recognized on these loans, are included in amounts presented for loans.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (FTE Basis)
(Unaudited; Dollars in thousands)
For the Three Months Ended	September 30, 2022			June 30, 2022			Change
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

Assets:
Cash, federal funds sold and short-term investments	$92,708	$503	2.15%	$110,424	$188	0.68%	($17,716)	$315	1.47%
Mortgage loans held for sale	34,503	361	4.15	26,914	258	3.84	7,589	103	0.31
Taxable debt securities	1,150,674	6,061	2.09	1,096,611	4,918	1.80	54,063	1,143	0.29
FHLB stock	25,377	88	1.38	9,420	63	2.68	15,957	25	(1.30)
Commercial real estate	1,692,374	17,974	4.21	1,619,325	13,495	3.34	73,049	4,479	0.87
Commercial & industrial	630,360	7,114	4.48	620,543	6,115	3.95	9,817	999	0.53
Total commercial	2,322,734	25,088	4.29	2,239,868	19,610	3.51	82,866	5,478	0.78
Residential real estate	2,045,833	17,379	3.37	1,836,245	15,010	3.28	209,588	2,369	0.09
Home equity	269,654	2,804	4.13	256,771	2,075	3.24	12,883	729	0.89
Other	15,299	171	4.43	15,770	183	4.65	(471)	(12)	(0.22)
Total consumer	284,953	2,975	4.14	272,541	2,258	3.32	12,412	717	0.82
Total loans	4,653,520	45,442	3.87	4,348,654	36,878	3.40	304,866	8,564	0.47
Total interest-earning assets	5,956,782	52,455	3.49	5,592,023	42,305	3.03	364,759	10,150	0.46
Noninterest-earning assets	259,347			249,309			10,038
Total assets	$6,216,129			$5,841,332			$374,797
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits (in-market)	$267,670	$822	1.22%	$248,764	$222	0.36%	$18,906	$600	0.86%
NOW accounts	871,038	212	0.10	883,251	151	0.07	(12,213)	61	0.03
Money market accounts	1,137,875	2,231	0.78	1,268,496	1,139	0.36	(130,621)	1,092	0.42
Savings accounts	582,513	100	0.07	566,307	119	0.08	16,206	(19)	(0.01)
Time deposits (in-market)	797,199	1,983	0.99	809,697	1,951	0.97	(12,498)	32	0.02
Interest-bearing in-market deposits	3,656,295	5,348	0.58	3,776,515	3,582	0.38	(120,220)	1,766	0.20
Wholesale brokered demand deposits	31,014	166	2.12	20,233	46	0.91	10,781	120	1.21
Wholesale brokered time deposits	381,984	1,142	1.19	352,438	335	0.38	29,546	807	0.81
Wholesale brokered deposits	412,998	1,308	1.26	372,671	381	0.41	40,327	927	0.85
Total interest-bearing deposits	4,069,293	6,656	0.65	4,149,186	3,963	0.38	(79,893)	2,693	0.27
FHLB advances	549,729	3,234	2.33	151,736	413	1.09	397,993	2,821	1.24
Junior subordinated debentures	22,681	206	3.60	22,681	138	2.44	—	68	1.16
Total interest-bearing liabilities	4,641,703	10,096	0.86	4,323,603	4,514	0.42	318,100	5,582	0.44
Noninterest-bearing demand deposits	944,153			891,883			52,270
Other liabilities	143,043			130,273			12,770
Shareholders' equity	487,230			495,573			(8,343)
Total liabilities and shareholders' equity	$6,216,129			$5,841,332			$374,797
Net interest income (FTE)		$42,359			$37,791			$4,568
Interest rate spread			2.63%			2.61%			0.02%
Net interest margin			2.82%			2.71%			0.11%

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

For the Three Months Ended	Sep 30, 2022	Jun 30, 2022	Change
Commercial loans	$317	$276	$41
Total	$317	$276	$41

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (FTE Basis)
(Unaudited; Dollars in thousands)
For the Nine Months Ended	September 30, 2022			September 30, 2021			Change
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

Assets:
Cash, federal funds sold and short-term investments	$128,606	$769	0.80%	$160,350	$121	0.10%	($31,744)	$648	0.70%
Mortgage loans for sale	29,985	851	3.79	53,307	1,144	2.87	(23,322)	(293)	0.92
Taxable debt securities	1,106,632	15,209	1.84	997,741	10,366	1.39	108,891	4,843	0.45
FHLB stock	15,745	218	1.85	24,265	338	1.86	(8,520)	(120)	(0.01)
Commercial real estate	1,648,061	43,360	3.52	1,638,200	35,269	2.88	9,861	8,091	0.64
Commercial & industrial	628,574	19,456	4.14	794,091	23,865	4.02	(165,517)	(4,409)	0.12
Total commercial	2,276,635	62,816	3.69	2,432,291	59,134	3.25	(155,656)	3,682	0.44
Residential real estate	1,875,175	46,376	3.31	1,531,529	39,248	3.43	343,646	7,128	(0.12)
Home equity	257,814	6,753	3.50	255,959	6,220	3.25	1,855	533	0.25
Other	15,995	550	4.60	20,301	742	4.89	(4,306)	(192)	(0.29)
Total consumer	273,809	7,303	3.57	276,260	6,962	3.37	(2,451)	341	0.20
Total loans	4,425,619	116,495	3.52	4,240,080	105,344	3.32	185,539	11,151	0.20
Total interest-earning assets	5,706,587	133,542	3.13	5,475,743	117,313	2.86	230,844	16,229	0.27
Noninterest-earning assets	268,744			346,514			(77,770)
Total assets	$5,975,331			$5,822,257			$153,074
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits (in-market)	$255,014	$1,114	0.58%	$190,979	$196	0.14%	$64,035	$918	0.44%
NOW accounts	867,464	492	0.08	747,385	350	0.06	120,079	142	0.02
Money market accounts	1,193,599	3,984	0.45	958,812	1,852	0.26	234,787	2,132	0.19
Savings accounts	570,129	246	0.06	513,110	211	0.05	57,019	35	0.01
Time deposits (in-market)	800,037	5,997	1.00	687,278	5,822	1.13	112,759	175	(0.13)
Interest-bearing in-market deposits	3,686,243	11,833	0.43	3,097,564	8,431	0.36	588,679	3,402	0.07
Wholesale brokered demand deposits	17,197	212	1.65	—	—	—	17,197	212	1.65
Wholesale brokered time deposits	396,465	1,677	0.57	655,165	982	0.20	(258,700)	695	0.37
Wholesale brokered deposits	413,662	1,889	0.61	655,165	982	0.20	(241,503)	907	0.41
Total interest-bearing deposits	4,099,905	13,722	0.45	3,752,729	9,413	0.34	347,176	4,309	0.11
FHLB advances	285,590	3,891	1.82	438,213	3,253	0.99	(152,623)	638	0.83
Junior subordinated debentures	22,681	443	2.61	22,681	278	1.64	—	165	0.97
Total interest-bearing liabilities	4,408,176	18,056	0.55	4,213,623	12,944	0.41	194,553	5,112	0.14
Noninterest-bearing demand deposits	925,433			918,760			6,673
Other liabilities	129,967			147,244			(17,277)
Shareholders' equity	511,755			542,630			(30,875)
Total liabilities and shareholders' equity	$5,975,331			$5,822,257			$153,074
Net interest income (FTE)		$115,486			$104,369			$11,117
Interest rate spread			2.58%			2.45%			0.13%
Net interest margin			2.71%			2.55%			0.16%

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

For the Nine Months Ended	Sep 30, 2022	Sep 30, 2021	Change
Commercial loans	$838	$674	$164
Total	$838	$674	$164

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION - Calculation of Non-GAAP Financial Measures
(Unaudited; Dollars in thousands, except per share amounts)

	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021
Tangible Book Value per Share:
Total shareholders' equity, as reported	$432,274	$476,634	$513,192	$564,808	$555,318
Less:
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	4,766	4,981	5,198	5,414	5,631
Total tangible shareholders' equity	$363,599	$407,744	$444,085	$495,485	$485,778

Shares outstanding, as reported	17,171	17,190	17,332	17,331	17,320

Book value per share - GAAP	$25.17	$27.73	$29.61	$32.59	$32.06
Tangible book value per share - Non-GAAP	$21.18	$23.72	$25.62	$28.59	$28.05

Tangible Equity to Tangible Assets:
Total tangible shareholders' equity	$363,599	$407,744	$444,085	$495,485	$485,778

Total assets, as reported	$6,408,051	$5,982,891	$5,847,999	$5,851,127	$6,002,643
Less:
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	4,766	4,981	5,198	5,414	5,631
Total tangible assets	$6,339,376	$5,914,001	$5,778,892	$5,781,804	$5,933,103

Equity to assets - GAAP	6.75%	7.97%	8.78%	9.65%	9.25%
Tangible equity to tangible assets - Non-GAAP	5.74%	6.89%	7.68%	8.57%	8.19%

	For the Three Months Ended					For the Nine Months Ended
	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Sep 30, 2022	Sep 30, 2021
Return on Average Tangible Assets:
Net income, as reported	$18,668	$19,957	$16,483	$20,188	$18,751	$55,108	$56,682

Total average assets, as reported	$6,216,129	$5,841,332	$5,864,668	$5,884,581	$5,919,137	$5,975,331	$5,822,257
Less average balances of:
Goodwill	63,909	63,909	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	4,871	5,086	5,303	5,526	5,739	5,085	5,962
Total average tangible assets	$6,147,349	$5,772,337	$5,795,456	$5,815,146	$5,849,489	$5,906,337	$5,752,386

Return on average assets - GAAP	1.19%	1.37%	1.14%	1.36%	1.26%	1.23%	1.30%
Return on average tangible assets - Non-GAAP	1.20%	1.39%	1.15%	1.38%	1.27%	1.25%	1.32%

Return on Average Tangible Equity:
Net income available to common shareholders, as reported	$18,615	$19,900	$16,429	$20,128	$18,697	$54,944	$56,520

Total average equity, as reported	$487,230	$495,573	$553,185	$556,765	$554,847	$511,755	$542,630
Less average balances of:
Goodwill	63,909	63,909	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	4,871	5,086	5,303	5,526	5,739	5,085	5,962
Total average tangible equity	$418,450	$426,578	$483,973	$487,330	$485,199	$442,761	$472,759

Return on average equity - GAAP	15.16%	16.11%	12.04%	14.34%	13.37%	14.35%	13.93%
Return on average tangible equity - Non-GAAP	17.65%	18.71%	13.77%	16.39%	15.29%	16.59%	15.98%